Exhibit 99.4

REGIONAL BUSINESS OUTLOOK

REGIONAL BUSINESS OUTLOOK Cal Frese Danny Queenan Martin Samworth Chief Executive Officer, Americas Chief Executive Officer, Asia Pacific Chief Executive Officer, Europe, Middle East & Africa Panel Mike Lafitte (moderator) Chief Operating Officer

Americas 2013 CBRE BUSINESS ACTIVITY STATISTICS 1.8B SF $26.4B $111.5B 48,750 $17.0B Includes 0.12 billion sq. ft. managed by affiliate offices Includes loan sale advisory Reflects loans serviced by GEMSA, a joint venture between CBRE Capital Markets and GE Capital Real Estate Includes $9.4 billion of projects that were in process as of December 31, 2013 1 2 3  4

AMERICAS REVENUE BY SERVICE LINE YTD Q3 2014

APAC 2013 CBRE BUSINESS ACTIVITY STATISTICS 1.1B SF 16,925 $5.4B Includes 0.07 billion sq. ft. managed by affiliate offices Includes $3.9 billion of projects that were in process as of December 31, 2013  1 2

ASIA PACIFIC REVENUE BY SERVICE LINE YTD Q3 2014

Asia Pacific Revenue by Country REVENUE BY COUNTRY YTD Q3 2014

EMEA 2013 CBRE BUSINESS ACTIVITY STATISTICS 0.6B SF 66,625 $6.5B $22.4B $0.5B Includes 0.07 billion sq. ft. managed by affiliate offices Includes loan sale advisory  Includes $4.3 billion of projects that were in process as of December 31, 2013  1 2 3

EMEA REVENUE BY SERVICE LINE YTD Q3 2014

REVENUE BY COUNTRY YTD Q3 2014 EMEA Revenue by Country Norland